                                                                      EXHIBIT 11

                       CAPITAL ONE FINANCIAL CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS
            THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                 (dollars in thousands, except per share data)

                                                             THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                                SEPTEMBER 30                         SEPTEMBER 30
                                                         -------------------------             -------------------------
                                                             1997         1996                     1997         1996
                                                         -----------   -----------             -----------   -----------
PRIMARY
   Net income                                            $    49,330   $    38,821             $   131,164   $   115,017
                                                         ===========   ===========             ===========   ===========
WEIGHTED AVERAGE COMMON AND COMMON
   EQUIVALENT SHARES OUTSTANDING
   Average common shares outstanding                      66,185,070    66,249,581              66,315,393    66,207,452
   Net effect of dilutive restricted stock(1)                  3,134         5,623                   3,955         8,543
   Net effect of dilutive stock options(1)                 1,562,346       768,893               1,518,658       691,826
                                                         -----------   -----------             -----------   -----------
       Weighted average common and
         common equivalent shares                         67,750,550    67,024,097              67,838,006    66,907,821
                                                         ===========   ===========             ===========   ===========

EARNINGS PER SHARE                                       $       .73   $       .58             $      1.93   $      1.72
                                                         ===========   ===========             ===========   ===========
FULLY DILUTED
    Net income                                           $    49,330   $    38,821             $   131,164   $   115,017
                                                         ===========   ===========             ===========   ===========

WEIGHTED AVERAGE COMMON AND COMMON
   EQUIVALENT SHARES OUTSTANDING
   Average common shares outstanding                      66,185,070    66,249,581              66,315,393    66,207,452
   Net effect of dilutive restricted stock(2)                  3,813         6,118                   4,612        11,840
   Net effect of dilutive stock options(2)                 2,065,163       802,430               2,065,163       802,430
                                                         -----------   -----------             -----------   -----------
       Weighted average common and
         common equivalent shares                         68,254,046    67,058,129              68,385,168    67,021,722
                                                         ===========   ===========             ===========   ===========

EARNINGS PER SHARE                                       $       .72   $       .58             $      1.92   $      1.72
                                                         ===========   ===========             ===========   ===========

(1)  Based on the treasury stock method using average market price.

(2) Based on the treasury stock method using the higher of ending or average market price.

     The calculations of common and common equivalent earnings per share and fully diluted earnings per share are submitted in accordance with the Securities Exchange Act of 1934 Release No. 9083 although both calculations are not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because there is dilution of less than 3%. The registrant has elected to show fully diluted earnings per share in its financial statements.